Exhibit 17(f)


                        Monument Digital Technology Fund,
                       Monument Medical Sciences Fund and
                        Monument Telecommunications Fund
                                each a series of
                              MONUMENT SERIES FUND
                         7201 Wisconsin Ave., Suite 650
                            Bethesda, Maryland 20814


                                      PROXY


           This proxy is solicited on behalf of the Board of Trustees

     The undersigned hereby appoints David A. Kugler and M. Fyzul Khan as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse hereof, all the shares of beneficial interest of [Name of Fund*] (the "Fund"), a series of Monument Series Fund, held of record by the undersigned on June 27, 2001 at the special meeting of shareholders of the Fund to be held on August __, 2001 or any adjournment thereof.

               This proxy when properly executed will be voted in
          the   manner   directed   herein  by  the   undersigned
          shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

     By signing and dating the reverse side of this card, you authorize the proxies to vote the proposals as marked, or if not marked, to vote "FOR" the proposals, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournment thereof. If you do not intend to personally attend the meeting, please complete and return this card at once in the enclosed envelope.


                                (Continued and to be signed on the reverse side)

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*    Insert Monument Digital Technology Fund,  Monument Medical Sciences Fund or
     Monument Telecommunications Fund, as applicable.

Please mark boxes |X| or | | in blue or black ink.


1. To approve an Agreement and Plan of Reorganization between Monument Series Fund, on behalf of [Name of Fund*], and Orbitex Group of Funds, on behalf of [Name of Fund**].

                         FOR |_| AGAINST |_| ABSTAIN |_|

2. To ratify and approve the continuation of an Investment Subadvisory Agreement between Monument Advisors, Ltd. and Orbitex Management, Inc.

                         FOR |_| AGAINST |_| ABSTAIN |_|

3. In the discretion of such proxies, upon such other business as may properly come before the meeting or any adjournment thereof.

                                        Please  sign  exactly  as  name  appears
                                        hereon.  When  shares  are held by joint
                                        tenants,  both should sign. When signing
                                        as    attorney    or    as     executor,
                                        administrator,   Director  or  guardian,
                                        please  give  full  title as such.  If a
                                        corporation,   please   sign   in   full
                                        corporate  name by  president  or  other
                                        authorized  officer.  If a  partnership,
                                        please  sign  in  partnership   name  by
                                        authorized person.


                                        Dated: ___________________________, 2001


                                        X_______________________________________
                                                       Signature

                                        X_______________________________________
                                               Signature, if held jointly


   Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.


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*    Insert Monument Digital Technology Fund,  Monument Medical Sciences Fund or
     Monument Telecommunications Fund, as applicable.

** Insert Orbitex Emerging Technology Fund, Orbitex Healthcare Fund or Orbitex Info-Tech & Communications Fund, as applicable.